UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas		75243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In addition to those events discussed below, this current report on Form 8-K updates, as applicable, that current report on Form 8-K we filed with the U.S. Securities and Exchange Commission on March 14, 2007 regarding the issuance of the Attorney General’s opinion and the closure of the Company’s Corpus Christi gaming amusement center.

 Item 8.01 Other Events

As previously reported in our Form 10-QSB for our fiscal quarter ended January 28, 2007, on March 6, 2007, the Attorney General of Texas issued an opinion which stated that amusement-with-prize (AWP) gaming machines that record a player’s winnings on a stored-value debt card, such as the Company’s Ace Advantage Card, are illegal in Texas. Under Texas law, the Attorney General’s opinion is not controlling on the state or binding on a court of law in that state. Ultimate determination of a law's applicability, meaning or constitutionality is determined by the Texas courts. However, certain local authorities in Texas have taken, and others may take, actions in response to the Attorney General’s opinion that resulted in the temporary closure of certain of the Company’s gaming amusement centers in Texas, which are discussed in more detail below. Currently, the Company’s AWP gaming operations are conducted only in Texas.

On March 8, 2007, the Company temporarily closed its gaming amusement center in Corpus Christi, Texas, and on March 9, 2007, filed suit to enjoin that facility’s landlord from requiring it to vacate the premises as a consequence of the Attorney General’s opinion and the related actions of the local district attorney. On March 23, 2007, the County Court in Nueces County, Texas found that the Company was entitled to a temporary injunction. The temporary injunction permits the Company to operate the Corpus Christi gaming amusement center until a final hearing can be held on the merits of the case, which hearing is scheduled for September 20, 2007. The Company is currently evaluating the reopening of the Corpus Christi gaming amusement center.

On March 19, 2007, the Company received a request from the county attorney of Bell County, Texas requesting that the Company close its gaming amusement center in Killeen, Texas. The Company voluntarily complied with the request on that same date. The Company is currently evaluating its legal options in Bell County to reopen its gaming amusement center in Killeen.

On March 22, 2007, the county attorney in Potter County, Texas indicated that Potter County would be amenable to an agreed arrangement under which the Company would suspend operation of its gaming amusement center in Amarillo, Texas while a common nuisance action was litigated in that county for the purpose of determining whether the Company’s AWP gaming machines constitute gambling devices, gambling paraphernalia or both under Texas law. The Company intends to continue to operate the Amarillo gaming amusement center until the nuisance order is filed in the Potter County court, which filing is expected to happen within the next two weeks.

The Company cannot presently determine the outcome of any of the above court hearings and/or the likelihood that it may be required to close additional gaming amusement centers in the future or the likely duration of any such closures, including permanent closures. Accordingly, the Company has not recognized impairment losses for its long-lived assets associated with the heretofore temporary closures of the Corpus Christi and Killeen gaming amusement centers, the anticipated temporary closing of the Amarillo gaming amusement center, other possible future closures of its other gaming amusement centers or the goodwill and intangible asset the Company recognized upon its acquisition of Aces Wired, LLC on October 31, 2005. While the Company believes its AWP machines do not violate Texas law, there is no assurance that the Company will ultimately prevail in court. In the event the Company is forced to cease all or substantially all of its AWP gaming business in Texas for a prolonged period, if not permanently, it will have a material and adverse effect on the Company’s results of operations and financial position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007
ACES WIRED, INC.

	By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer